Exhibit 99.1

                 For Immediate Release

Media Contact:	Investor Contacts:
Eric Boomhower	Bryan Hatchell	Betty Best
(803) 217-7701	(803) 217-7458	(803) 217-7587
eboomhower@scana.com	bhatchell@scana.com	bbest@scana.com

SCANA Reports Financial Results for Third Quarter and Year-To-Date 2008,
Reaffirms 2008 Earnings Guidance

Columbia, SC, October 30, 2008...SCANA Corporation (NYSE: SCG) today announced financial results for the three and nine months ended September 30, 2008 and reaffirmed its previous guidance that 2008 earnings will be in the range of $2.90 to $3.05 per share.

For the three months ended September 30, 2008, SCANA’s reported earnings were $94 million or 80 cents per share, compared to $92 million, or 79 cents per share for the same period in 2007.

“The 1 cent per share improvement in third quarter results was primarily a result of improved electric margin driven primarily by the retail electric rate increase that was effective in January of this year and the favorable impact of continued customer growth in South Carolina,” said Jimmy Addison, senior vice president and chief financial officer. “These factors more than offset the impact of higher operating and maintenance expenses and milder weather during the quarter.”

 Addison added, “While we continue to have core growth in our service territories, we are not immune to the global economic challenges. Although industrial margins have held up fairly well, we are beginning to see the economy impact our residential customer usage patterns in our electric business. Driven primarily by recent record high gasoline prices and overall economic uncertainty, we believe that customers have been forced to cut back wherever possible.”

For the nine months ended September 30, 2008, SCANA’s reported earnings were $260 million, or $2.22 per share, compared to $232 million, or $1.99 per share, for the same period in 2007.

“The year-to-date 23 cents per share increase in earnings was driven primarily by the impact of the retail electric rate increase in South Carolina and sustained customer growth in both Carolinas,” said Addison. “Although our third quarter results were not as strong as we had anticipated, we still expect to achieve annual earnings within our guidance of $2.90 to $3.05 per share.”

THIRD QUARTER RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

Reported earnings in the third quarter of 2008 at South Carolina Electric & Gas Company (SCE&G) were $100 million, or 85 cents per share, compared to $98 million, or 84 cents per share, in the same quarter of 2007.  The increase was due to the retail electric rate increase that went into effect in January and continued customer growth. At September 30, 2008, SCE&G was serving approximately 649,000 electric customers and approximately 302,000 natural gas customers, up 2.0 and 1.7 percent, respectively over 2007.

PSNC Energy

PSNC Energy, the Company’s North Carolina-based retail natural gas distribution subsidiary, reported a seasonal loss of $4 million, or 4 cents per share, in the third quarter of 2008, compared to a loss of $6 million, or 5 cents per share in the third quarter of 2007. Lower interest expense on short-term debt contributed to that improvement. At September 30, 2008, PSNC Energy was serving approximately 455,000 customers, an increase of 3.2 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation reported earnings in the third quarter of 2008 of $2 million, or 2 cents per share, unchanged compared to the third quarter of 2007.

SCANA Energy – Georgia

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported break-even results for the third quarter of 2008, unchanged compared to the third quarter of 2007. At September 30, 2008, SCANA Energy was serving approximately 445,000 customers, maintaining the company’s position as the second largest natural gas marketer in Georgia with about a 30 percent market share.

Corporate and Other

SCANA’s corporate and other businesses, which include SCANA Communications, ServiceCare, SCANA Energy Marketing and the holding company, reported a loss in the third quarter of 2008 of $4 million, or 3 cents per share, compared to a loss of $3 million, or 2 cents per share in the same quarter last year.  The 1 cent per share decline was driven primarily by higher net interest expense related to the issuance of long-term debt in early 2008.

UPDATE ON RETAIL ELECTRIC & NATURAL GAS RATE PROCEEDINGS

On October 24, 2008, the North Carolina Utilities Commission issued an order approving an increase in PSNC Energy’s retail natural gas base rates of $9.1 million, or 1.32 percent, effective the first billing cycle of November 2008. In the final order, the Commission allowed PSNC Energy to implement a customer usage tracker (CUT), a rate decoupling mechanism that breaks the link between revenues and the amount of natural gas sold. The CUT will apply to residential and commercial customers and will allow the company to periodically adjust its base rates based on changes in customer consumption. The order is based on a 10.6 percent allowed return on common equity (ROE).

On October 14, 2008, the Public Service Commission of South Carolina issued an order approving an increase in SCE&G’s annual natural gas base rates of $3.7 million, effective the first billing cycle of November 2008. This action was the result of a review by the South Carolina Office of Regulatory  Staff of SCE&G’s rate of return report for gas distribution operations for the 12-month period ended March 31, 2008, as mandated by the South Carolina Natural Gas Rate Stabilization Act (RSA). The approved rate increase will allow SCE&G the opportunity to earn a 10.25 percent ROE as established in its last general retail natural gas base rate proceeding in 2005. The RSA statute provides for rate adjustments, either upward or downward, on an annual basis to reflect ongoing changes in investments and in revenues and expenses associated with maintaining and expanding the company’s natural gas service infrastructure.

EARNINGS OUTLOOK

The Company affirms its previous guidance that 2008 earnings will be in the range of $2.90 to $3.05 per share. These estimates assume normal weather in the Company’s electric and natural gas service areas for the remainder of 2008 and exclude any potential impacts from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors and risks that could impact future earnings are discussed in the Company’s filings with the Securities and Exchange Commission and below under the Safe Harbor Statement. The Company continues to target an average annual earnings growth rate of 4 to 6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 1:00 p.m. Eastern Daylight Time on Thursday, October 30, 2008. The call-in numbers for the conference call are 1-800-561-2693 (US/Canada) and 1-617-614-3523 (International). The passcode is 83310135. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through November 13, 2008. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 92867964.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com.  Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast and a transcript of the call will be available on the Company’s web site approximately 2 hours after conclusion of the call through November 13, 2008.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 649,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s web site at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, “forward-looking statements” for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2)  regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for SCANA’s regulated and diversified subsidiaries; (7) the results of short- and  long-term financing efforts, including future prospects for obtaining access to capital markets and other sources of liquidity; (8) changes in SCANA’s or its subsidiaries’ accounting rules and accounting policies; (9) the effects of weather, including drought, especially in areas where the Company’s generation and transmission facilities are located and in areas served by SCANA's subsidiaries; (10) payment by counterparties as and when due; (11) the results of efforts to license, site and construct facilities for baseload electric generation; (12) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (13) performance of SCANA’s pension plan assets; (14)  inflation; (15) compliance with regulations; and (16) the other risks and uncertainties described from time to time in the periodic reports filed by SCANA or South Carolina Electric & Gas Company (SCE&G) with the United States Securities and Exchange Commission (SEC).  The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
Operating Revenues:	2008	2007	2008	2007
Electric	$671	$602	$1,735	$1,515
Gas-Regulated	179	146	871	773
Gas-Nonregulated	416	331	1,412	1,161
Total Operating Revenues	1,266	1,079	4,018	3,449

Operating Expenses:
Fuel Used in Electric Generation	267	209	672	518
Purchased Power	8	9	28	27
Gas Purchased for Resale	519	399	1,912	1,573
Other Operation and Maintenance	160	156	504	490
Depreciation and Amortization (1)	83	76	242	253
Other Taxes	40	41	127	120
Total Operating Expenses (1)	1,077	890	3,485	2,981

Operating Income (1)	189	189	533	468

Other Income (Expense):
Other Income	17	19	53	67
Other Expenses	(12)	(14)	(31)	(39)
Interest Charges, Net	(56)	(51)	(163)	(156)
Preferred Dividends of Subsidiary	(2)	(2)	(6)	(6)
Allowance for Equity Funds Used During Construction	4	1	8	2
Total Other Expense	(49)	(47)	(139)	(132)

Income Before Income Tax Expense and Earnings (Losses) from Equity Method Investments	140	142	394	336
Income Tax Expense (1)	50	46	141	93

Income Before Earnings (Losses) from Equity Method Investments(1)	90	96	253	243
Earnings (Losses) from Equity Method Investments	4	(4)	7	(11)

Net Income (1)	$94	$92	$260	$232

Basic and Diluted Earnings Per Share of Common Stock	$.80	$.79	$2.22	$1.99
Weighted Average Shares Outstanding (Millions)	117.1	116.7	116.8	116.7

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which has allowed the Company to recover a majority of the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. The Company recorded accelerated depreciation to the extent tax credits were available. While these entries resulted in a $7 million reduction and a $19 million reduction in operating income in the three and nine month periods ended September 30, 2007, these reductions were fully offset by reductions in income taxes and losses from equity method investments, and there was no impact on net income.

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	September 30,	December 31,
	2008	2007
ASSETS:
Utility Plant, Net	$7,990	$7,538
Nonutility Property and Investments, Net	303	275
Total Current Assets	1,174	1,301
Total Deferred Debits and Other Assets	1,157	1,051
Total Assets	$10,624	$10,165

CAPITALIZATION AND LIABILITIES:
Capitalization:
Common Equity	$3,060	$2,960
Preferred Stock	113	113
Long-Term Debt, Net	3,822	2,879
Total Capitalization	6,995	5,952
Current Liabilities:
Short-Term Borrowings	80	627
Current Portion of Long-Term Debt	259	233
Other	713	861
Total Current Liabilities	1,052	1,721
Total Deferred Credits and Other Liabilities	2,577	2,492
Total	$10,624	$10,165

Earnings (Loss) per Share by Company (Unaudited)
	Quarter Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
SC Electric & Gas	$.85	$.84	$1.88	$1.62
PSNC Energy	(.04)	(.05)	.19	.17
Carolina Gas Transmission	.02	.02	.06	.06
SCANA Energy-Georgia	.00	.00	.18	.17
Corporate and Other	(.03)	(.02)	(.09)	(.03)
Basic and Diluted Reported (GAAP) Earnings per Share	$.80	$.79	$2.22	$1.99

Variances in Earnings per Share: (Unaudited)
	Quarter Ended September 30,	Nine Months Ended September 30,
2007 Basic and Diluted Earnings Per Share	$.79	$1.99

Variances:
Electric Margin	.07	.35
Natural Gas Margin	(.01)	.05
Operation & Maintenance Expense	(.02)	(.08)
Interest Expense (Net of AFUDC)	(.02)	(.04)
Property Taxes	.00	(.04)
Other, Net	(.01)	(.01)
Variances in Earnings per Share	.01	.23

2008 Basic and Diluted Earnings Per Share	$.80	$2.22

Consolidated Operating Statistics
	Quarter Ended September 30,			Nine Months Ended September 30,
Electric Operations:	2008	2007	% Change	2008	2007	% Change
Sales (Million KWH):
Residential	2,350	2,468	(4.8)	6,035	6,083	(0.8)
Commercial	2,144	2,202	(2.6)	5,756	5,775	(0.3)
Industrial	1,625	1,642	(1.0)	4,765	4,734	0.7
Other	163	163	0.0	435	428	1.6
Total Retail Sales	6,282	6,475	(3.0)	16,991	17,020	(0.2)
Wholesale	702	836	(16.0)	1,814	1,959	(7.4)
Total Sales	6,984	7,311	(4.5)	18,805	18,979	(0.9)

Customers (Period-End, Thousands)				649	636	2.0

Natural Gas Operations:
Sales (Thousand Dekatherms):
Residential	4,276	4,352	(1.8)	43,672	43,661	0.0
Commercial	5,576	5,570	0.1	27,037	27,093	(0.2)
Industrial	41,702	47,346	(11.9)	120,568	122,446	(1.5)
Total Retail Sales	51,554	57,268	(10.0)	191,277	193,200	(1.0)
Sales for Resale	1,464	1,965	(25.5)	6,339	7,945	(20.2)
Transportation Volumes	31,514	35,622	(11.5)	104,310	103,745	0.5
Total Sales	84,532	94,855	(10.9)	301,926	304,890	(1.0)

Customers (Period-End, Thousands)				1,203	1,202	0.0

Security Credit Ratings (as of 10/30/08):
	Moody’s	Standard & Poor’s (2)	Fitch (3)
SCANA Corporation:
Senior Unsecured	Baa1	BBB+	A-
Outlook	Stable	Negative	Negative

South Carolina Electric & Gas Company:
Senior Secured	A2	A-	A+
Senior Unsecured	A3	BBB+	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Negative	Negative

PSNC Energy:
Senior Unsecured	A3	A-	A
Commercial Paper	P-2	A-2	F-2
Outlook	Stable	Negative	Negative

South Carolina Fuel Company:
Commercial Paper	P-2	A-2	F-2
Note (2): On September 2, 2008, S&P affirmed its A- ratings on SCANA, SCE&G, PSNC Energy and
               SCFC and maintained its rating outlook at Negative.
Note (3): On August 4, 2008, Fitch affirmed its long-term ratings on SCANA and its Rated Subsidiaries and revised all short-term ratings on SCANA, SCE&G, SCFC and PSNC Energy to F-2.
               Fitch also revised its long-term ratings outlook from Stable to Negative.